Exhibit 10.6

[FORM OF SENIOR NOTE]

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM (IT BEING AGREED THAT IN-HOUSE COUNSEL SHALL BE ACCEPTABLE), THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN OR MORE THAN THE AMOUNT SET FORTH ON THE FACE HEREOF.

THE INDEBTEDNESS AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF DECEMBER 31, 2007 AMONG SUNTRUST BANK, IN ITS CAPACITY AS ADMINISTRATIVE AGENT, THE SUBORDINATED CREDITORS LISTED ON THE SIGNATURE PAGES THEREOF, ABX HOLDINGS, INC., A DELAWARE CORPORATION, ABX AIR, INC., A DELAWARE CORPORATION, CHI ACQUISITION CORP., A FLORIDA CORPORATION, AND THE SUBSIDIARY GUARANTORS LISTED ON THE SIGNATURE PAGES THEREOF, AS THE SAME MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS, AND EACH HOLDER OF THIS INSTRUMENT OR AGREEMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT. TO THE EXTENT ANY TERM, PROVISION, COVENANT, AGREEMENT OR CONDITION HEREIN CONFLICTS WITH OR OTHERWISE CONTRADICTS ANY OF THE TERMS OR PROVISIONS OF THE SUBORDINATION AGREEMENT, THE TERMS AND PROVISIONS OF THE SUBORDINATION AGREEMENT SHALL CONTROL.

ABX AIR, INC.

SENIOR NOTE

Issuance Date: , 2008	Original Principal Amount: U.S. $	[ ]

FOR VALUE RECEIVED, ABX Air, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [                    ] or registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as increased as a result of interest payable-in-kind (“PIK Interest”) pursuant to the terms hereof and as reduced pursuant to the terms hereof pursuant to redemption or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) in cash or in-kind on any outstanding Principal in the manner and at the rates set forth in Section 2 below (the “Interest Rate”), from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Note (including all Senior Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Notes (collectively, the “Notes” and such other Senior Notes, the “Other Notes”) issued pursuant to the Securities Purchase Agreement (as defined below). Certain capitalized terms are defined in Section 23.

(1) MATURITY. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any, on such Principal and Interest. The “Maturity

Date” shall be the date that is one hundred eighty (180) days after the fifth (5th) anniversary of the Issuance Date set forth on the first page of this Note, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 3(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event that shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date.

(2) INTEREST; INTEREST RATE.

(a) Cash and PIK Interest. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears for each Calendar Quarter on the first day of the succeeding Calendar Quarter during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an “Interest Date”) with the first Interest Date being the first day of the Calendar Quarter immediately following the Calendar Quarter in which the Issuance Date set forth above occurs. Commencing on the Issuance Date and ending on the date that is one hundred eighty (180) days after the first anniversary of the Issuance Date (the “Interest Adjustment Date”), the Interest Rate shall be 5.00% per annum and Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, in cash. Commencing on the Interest Adjustment Date, this Note shall bear interest in two components: (i) Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, in cash on the outstanding Principal amount hereof (as increased by PIK Interest as described below) at an Interest Rate of 12.5% per annum, and (ii) Interest shall be payable in-kind on (and thereby increase) the outstanding Principal amount hereof (as such Principal amount is increased from time to time) at the initial interest rate of 2.25% per annum, which initial interest rate shall increase to 3.25% per annum on the first anniversary of the Interest Adjustment Date, and which interest rate shall increase by an additional 1.0% per annum on each subsequent anniversary of the Interest Adjustment Date until this Note is paid or redeemed in full. PIK Interest shall be payable quarterly in arrears as an increase in the Principal amount of this Note on each Interest Date with respect to this Note without any further action on the part of the Company or the Holder and such increased Principal amount of this Note shall be paid in full in connection with the repayment or redemption of this Note. From and after the occurrence and during the continuance of an Event of Default, the applicable Interest Rate paid in cash shall be increased to thirteen and one quarter percent (13.25%) (the “Default Interest Rate”); provided, however, that, in the case of an Event of Default other than an Event of Default described in Section 3(a)(i), such Default Interest Rate shall not commence until the 30th day following the occurrence of the Event of Default. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default (or in the case of an Event of Default other than an Event of Default described in Section 3(a)(i), after the 30th day following the occurrence of such Event of Default) through and including the date of cure of such Event of Default.

(b) Cash Payments in Lieu of PIK Interest. Notwithstanding Section 2(a) hereof, commencing with the first “accrual period” (as defined for purposes of the Code) ending after the fifth anniversary of the Issuance Date and continuing with each subsequent accrual period thereafter, the Company shall, in respect of this Note, pay in cash, on or before the end of such accrual period, an amount equal to the sum of the accrued and unpaid PIK Interest and the accrued and unpaid original issue discount (other than PIK Interest), with respect to this Notes if, but only to the extent that, the aggregate amount that would be includible in gross income with respect to the Note for periods before the close of any “accrual period” (as defined for purposes of the Code) ending after the date 5 years after the Closing Date, exceeds the sum of (i) the aggregate amount of interest to be paid under the Note before the close of such accrual period and (ii) the product of the “issue price” (as defined for purposes of the Code) for this Note and the “yield to maturity” (as defined for purposes of the Code) on this Note. Any such payment shall first be allocated to the accrued and unpaid PIK Interest. This language is intended to comply with the “applicable high yield discount obligation” rules under Section 163(e) of the Code and shall be interpreted consistent therewith.

(3) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder), except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least five (5) Business Days;

(ii) any acceleration prior to maturity of any Indebtedness of the Company, ABX Holdings or any of their Subsidiaries under or pursuant to the Credit Agreement or any other Indebtedness of the Company, ABX Holdings or any of their Subsidiaries in excess of $10,000,000 other than with respect to any Other Notes;

(iii) the Company or ABX Holdings or any Significant Subsidiary of ABX Holdings, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(iv) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company, ABX Holdings or any Significant Subsidiary of ABX Holdings in an involuntary case, (B) appoints a Custodian of the Company, ABX Holdings or any Significant Subsidiary of ABX Holdings or (C) orders the liquidation of the Company, ABX Holdings or any Significant Subsidiary of ABX Holdings;

(v) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against the Company, ABX Holdings or any Significant Subsidiaries of ABX Holdings and which judgments are not, within ninety (90) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within ninety (90) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $10,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(vi) the Company or ABX Holdings breaches any representation, warranty, covenant or other term or condition of any Transaction Document (including either of the Guarantees) in a manner that is materially adverse in the aggregate to the Holder, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least twenty (20) consecutive Business Days;

(vii) any breach or failure in any respect to comply with Section 9 of this Note; or

(viii) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b) Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 3(b) shall be redeemed by the Company at a price (the “Event of Default Redemption Price”) equal to the product of (i) the Redemption Premium and (ii) the sum of (A) the portion of the Principal to be redeemed, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such Principal and Interest (the sum of (A), (B) and (C) being referred to as the “Redemption Amount.”). Redemptions required by this Section 3(b) shall be made in accordance with the provisions of Section 7. To the extent redemptions required by this Section 3(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 3(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Redemption Premium due under this Section 3(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(4) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 4(a) pursuant to written agreements, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder and having similar ranking to the Notes, and (ii) the credit risk of the Successor Entity to the Holder in relation to this Note is no greater than that of the Company prior to the Fundamental Transaction, as reasonably determined by the Company’s Board of Directors in good faith based on the customary methods of evaluating credit risk and exposure. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the redemption of this Note.

(b) Redemption Right. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending twenty (20) Trading Days after the consummation of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 4 shall be redeemed by the Company in cash at a price equal to the Conversion Amount being redeemed (the “Change of Control Redemption Price”). Redemptions required by this Section 4 shall be made in accordance with the provisions of Section 7 and shall have priority to payments to stockholders in connection with a Change of Control. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.

(5) COMPANY’S RIGHT OF OPTIONAL REDEMPTION.

(a) Optional Redemption. The Company shall have the right to redeem all or any portion of the Redemption Amount then remaining under this Note as designated in the Optional Redemption Notice (as defined below), as of the Optional Redemption Date (as defined below) (an “Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the portion of the Redemption Amount to be redeemed (the “Optional Redemption Price” and, collectively with the Event of Default Redemption Price and the Change of Control Redemption Price, the “Redemption Prices” and each, a “Redemption Price”) on the Optional Redemption Date. The Company may exercise its right to require redemption under this Section 5(a) by delivering a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes (the “Optional Redemption Notice” and, collectively with the Event of Default Redemption Notice and the Change of Control Redemption Notice, the “Redemption Notices” and each, a “Redemption Notice” and the date all of the holders received such notice is referred to as the “Optional Redemption Notice Date”). An Optional Redemption Notice delivered shall be irrevocable and shall state (A) the date on which the Optional Redemption shall occur (the “Optional Redemption Date”) which date shall be no later than three (3) Business Days following the Optional Redemption Notice Date and (B) the aggregate Redemption Amount of the Notes which the Company has elected to be subject to Optional Redemption from all of the holders of the Notes pursuant to this Section 5 (and analogous provisions under the Other Notes) on the Optional Redemption Date. Redemptions made pursuant to this Section 5 shall be made in accordance with Section 7.

(b) Pro Rata Redemption Requirement. If the Company elects to cause an Optional Redemption pursuant to Section 5(a), then it must simultaneously take the same action with respect to the Other Notes. If the Company elects to cause an Optional Redemption pursuant to Section 5(a) (or similar provisions under the Other Notes) with respect to less than all of the Redemption Amounts of the Notes then outstanding, then the Company shall require redemption of a Redemption Amount from each of the holders of the Notes equal to the product of (i) the aggregate Redemption Amount of Notes which the Company has elected to cause to be redeemed pursuant to Section 5(a), multiplied by (ii) a fraction, the numerator of which is the sum of the aggregate Original Principal Amount of the Notes purchased by such holder and the denominator of which is the sum of the aggregate Original Principal Amount of the Notes purchased by all holders (such fraction with respect to each holder is referred to as its “Redemption Allocation Percentage”, and such amount with respect to each holder is referred to as its “Pro Rata Redemption Amount”). In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder’s Notes, the transferee shall be allocated a pro rata portion of such holder’s Redemption Allocation Percentage and Pro Rata Redemption Amount.

(6) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(7) HOLDER’S REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 4(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company’s receipt of such notice otherwise. The Company shall deliver the Optional Redemption Price to the Holder on the Optional Redemption Date. In the event of a redemption of less than all of the Redemption Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 12(c)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Redemption Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Redemption Amount, and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 12(c)) to the Holder representing such Redemption Amount. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Redemption Amount subject to such notice.

(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in

Section 3(b) (each, an “Other Redemption Notice”), the Company shall immediately forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

(8) RESTRICTION ON REDEMPTION AND CASH DIVIDENDS.

(a) Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company will not, and will not permit any of its Subsidiaries to, without the prior express written consent of the Required Holders, declare or pay any dividends (other than dividends payable solely in Capital Stock (as defined in the Securities Purchase Agreement) of such Person) or return any capital to, its stockholders or other equity holders, or authorize or make any other distribution, payment or delivery of property or cash to its stockholders or equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Capital Stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the Capital Stock of the Company or any of its Subsidiaries, as the case may be, now or hereafter outstanding (or stock appreciation or similar rights issued by such Person with respect to its Capital Stock) (all of the foregoing “Dividends”), except that: (i) any Subsidiary of the Company may pay Dividends to the holders of its Capital Stock and (iii) the Company may pay cash Dividends to the holders of its Capital Stock.

(b) The Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (i) the ability of any other Subsidiary to (A) pay Dividends or make other distributions or pay any Indebtedness owed to the Company or any other Subsidiary, (B) make loans or advances to the Company or any other Subsidiary or (C) transfer any of its properties or assets to the Company or any Subsidiary or (ii) the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon its property or assets, other than prohibitions or restrictions existing under or by reason of (A) the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement), (B) applicable law, (C) customary non-assignment provisions entered into in the ordinary course of business, (D) Permitted Liens and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the assets subject to such Liens, (E) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary, provided that such restrictions apply only to leasehold interest created by such lease, (F) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 9.2 of the Credit Agreement pending the consummation of such sale, provided that such restrictions or conditions apply only to the property subject to such sale; and (G) any restriction in effect at the time such Subsidiary becomes a Subsidiary of the Company, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of the Company.

(9) COVENANTS.

(a) Rank. All payments due under this Note (i) shall rank pari passu with all Other Notes and (ii) shall be senior to all other Indebtedness of the Company and its Subsidiaries other than Permitted Senior Indebtedness as provided in Section 22 hereof.

(b) Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) Permitted Indebtedness.

(c) Existence of Liens. So long as this Note is outstanding, the Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Company or any such Subsidiary, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Company or any of its Subsidiaries) or assign any right to receive income, or file or authorize the filing of any financing statement under the Uniform Commercial Code or any other similar notice of Lien under any similar recording or notice statute, except for Permitted Liens.

(d) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness other than (i) Permitted Senior Indebtedness and (ii) Indebtedness to trade creditors incurred in the ordinary course of business, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(10) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment to this Note or the Other Notes.

(11) TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement. In addition, the Notes may not be transferred in increments of less than $1,000,000 (provided, that such minimum amount shall not apply in the case of (x) a transfer of the remaining Principal amount of this Note or (y) during the continuance of an Event of Default).

(12) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 12(c)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 12(c)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this Section 12(a), following redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 12(c)) representing the outstanding Principal.

(c) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 12(a) or Section 12(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall include on the face of such new Note the legends set forth on the face of this Note, (v) shall have the same rights and conditions as this Note, and (vi) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, if any, from the Issuance Date.

(13) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(14) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any workout, bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such workout, bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(15) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Buyers (as defined in the Securities Purchase Agreement) and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(16) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(17) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the arithmetic calculation of any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt of the Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within three (3) Business Days submit via facsimile the disputed arithmetic calculation of any Redemption Price to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the accountant to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(18) NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Transaction Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of thirteen and one-quarter percent (13.25%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

(19) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(20) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(21) GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(22) SUBORDINATION.

(a) The indebtedness and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in the Subordination Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, and each holder of this instrument or agreement, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

(b) Nothing contained in this Section 22 or elsewhere in this Note or in the Subordination Agreement is intended to or shall impair, as between the Company, its creditors (other than the holders of Permitted Senior Indebtedness) and the Holder, the obligation of the Company, which obligation are absolute and unconditional, to pay to the Holder the principal of and interest on this Note as and when the same shall become due and payable in accordance with the terms hereof, or is intended to or shall affect the relative rights of the Holder and creditors of the Company (other than the holders of Permitted Senior Indebtedness), nor shall anything contained herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon the occurrence of an Event of Default under this Note, subject to the rights, if any, under this Section 22 and the Subordination Agreement of the holders of Permitted Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

(c) Except as expressly provided in the Subordination Agreement, nothing contained in this Section 22 shall affect the obligation of the Company to make, or prevent the Company from making, payments of the principal of or interest on this Note, or redeeming this Note, in accordance with the provisions hereof.

(23) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “ABX Holdings Common Stock” means the common stock, $0.01 par value per share, of ABX Holdings.

(b) “ABX Holdings” means ABX Holdings, Inc., a Delaware corporation and the parent company of the Company.

(c) “ABX Holdings Senior Subordinated Convertible Notes” shall have the meaning set forth in the Securities Purchase Agreement.

(d) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e) “Calendar Quarter” means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

(f) “Change of Control” means (i) any Fundamental Transaction other than (x) any reorganization, recapitalization or reclassification of the ABX Holdings Common Stock in which holders of ABX Holding’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (y) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or ABX Holdings, or (ii) during any period of twenty four (24) consecutive months beginning on or after December 31, 2007, individuals who at the beginning of such period constituted the ABX Holdings’ Board of Directors (together with any new or replacement directors whose election by ABX Holdings’ Board of Directors, or whose nomination for election by ABX Holdings’ stockholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office, or (iii) any “change in control” or similar event under the Credit Agreement.

(g) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and rules, regulations, standards, guidelines and publications, in each case issued from time to time hereunder.

(i) “Common Stock” means the common stock, $0.01 par value per share, of the Company.

(j) “Contingent Obligation” shall have the meaning set forth in the Securities Purchase Agreement.

(k) “Credit Agreement” means the Credit Agreement, dated December 31, 2007, by and among the Company, ABX Air, Inc. and CHI Acquisition Corp., the Lenders from time to time party thereto, SunTrust Bank, as Administrative Agent, Regions Bank, as Syndication Agent, and Fifth Third Bank and Merrill Lynch Commercial Finance Corp., as Co-Documentation Agents, including all amendments, restatements, supplements or other modifications and any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Credit Agreement (subject to the restrictions on modification of the Credit Agreement set forth in the Subordination Agreement).

(l) “Fundamental Transaction” means that the Company or ABX Holdings shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company or ABX Holdings is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or ABX Holdings to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Common Stock or ABX Holdings Common Stock (not including any shares of Common Stock or ABX Holdings Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of either the outstanding shares of Common Stock or ABX Holdings Common Stock or the outstanding shares of Common Stock or ABX Holdings Common Stock (not including any shares of Common Stock or ABX Holdings Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify the Common Stock or ABX Holdings Common Stock or, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more on a fully diluted basis of the aggregate Voting Stock of the Company or shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of the Company (other than pursuant to proxies solicited by the board of directors of the Company in connection with an election of directors), or (vii) the Company shall cease to beneficially own (as defined in Rule 13d-3 under the Exchange Act) 100% on a fully diluted basis of the Capital Stock of ABX Air, Inc., CHI Acquisition Corp. and Cargo Holdings International, Inc.

(m) “GAAP” means United States generally accepted accounting principles, consistently applied.

(n) “Guarantees” means (i) that certain Guaranty made by ABX Holdings and certain Subsidiaries of ABX Holdings pursuant to which ABX Holdings and such Subsidiaries have guaranteed for the benefit of the holders of the Notes, the obligations of the Company under this Note and the other Transaction Documents as the same may be amended, supplemented or otherwise modified from time to time and (ii) that certain Guarantee made by the Company and certain other Subsidiaries of ABX Holdings pursuant to which the Company and such other Subsidiaries have guaranteed for the benefit of the holders of the ABX Holdings Senior Subordinated Convertible Notes, the obligations of ABX Holdings under the ABX Holdings Senior Subordinated Convertible Notes and the other Transaction Documents as the same may be amended, supplemented or otherwise modified from time to time.

(o) “Indebtedness” shall have the meaning set forth in the Securities Purchase Agreement.

(p) “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

(q) “Maximum Amount” means, as of any date of determination, (a) $370,000,000 plus (b) unpaid interest, fees, costs, expenses, indemnities and other amounts payable pursuant to the terms of the Senior Documents (as defined in the

Subordination Agreement), whether or not the same are added to the principal amount of the Senior Obligations (as defined in the Subordination Agreement) and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding (as defined in the Subordination Agreement), whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency Proceeding minus (c) the sum of all principal payments of term loans constituting Senior Obligations (including voluntary and mandatory prepayments).

(r) “Permitted Indebtedness” means (i) Permitted Senior Indebtedness, (ii) Indebtedness of a Subsidiary of the Company to the Company or any other Subsidiary of the Company, or of the Company to any ABX Holdings or any Subsidiary of the Company or ABX Holdings, (iii) Indebtedness secured by Permitted Liens described in clause (ix) of the definition of Permitted Liens so long as the aggregate principal amount of all such Indebtedness arising on or after December 31, 2007 does not exceed $75,000,000, (iv) existing Indebtedness listed in Section 3(r) of the Disclosure Schedule to the Securities Purchase Agreement and any renewals, extensions, refundings or refinancings of such Indebtedness, provided the amount thereof is not increased and the maturity of principal is not shortened, (v) Indebtedness under Hedge Agreements (as defined in the Securities Purchase Agreement) (provided that such Hedge Agreements are entered into to hedge actual risks and not for speculative purposes), (vi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence, and (vii) other unsecured Indebtedness of the Company and its Subsidiaries in an aggregate amount not to exceed at any time $10,000,000.

(s) “Permitted Liens” means (i) Liens for taxes and assessments not yet due and payable or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established, (ii) Liens in respect of property or assets of the Company or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business, such as operators’, vendors’, repairmens’, construction, carriers’, warehousemen’s and mechanics’ Liens, statutory landlord’s Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or any of its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien, (iii) Liens securing the Company’s obligations under Permitted Senior Indebtedness, (iv) Liens on assets of the Company and its Subsidiaries existing on December 31, 2007 and listed on Section 3(v) of the Disclosure Schedule to the Securities Purchase Agreement and extensions, renewals and replacements thereof; provided that no such Lien is spread to cover any additional property after December 31, 2007 and that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, (v) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4, (vi) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, old age pension or public liability obligation, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, trade contracts, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), (vii) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries, (viii) easements, encroachments, covenants, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries and municipal and zoning ordinances, (ix) Liens arising from UCC financing statements regarding Capital Leases (as defined in the Securities Purchase Agreement) permitted by the Credit Agreement, (x) Liens on assets of the Company or any of its Subsidiaries, each of which Liens (A) existed on such assets before the time of their acquisition by the Company or such Subsidiary, were not created in contemplation thereof and secure Indebtedness permitted by clause (iii) of the definition of Permitted Indebtedness, or (B) existed on such assets of any Subsidiary before the time it became a Subsidiary, were not created in contemplation of the owner thereof becoming a Subsidiary and secure Indebtedness permitted by clause (iii) of the definition of Permitted Indebtedness, or (C) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, the cost of such assets and secure Indebtedness permitted by clause (iii) of the definition of Permitted Indebtedness; provided that, with respect to Liens referred to in this clause (x)(C), (i) such Liens and the Indebtedness secured thereby are incurred within 90 days of the acquisition of such asset, (ii) such Liens shall at all times be confined to the assets (or, with respect to any such asset, the group of assets together with which it is acquired) so acquired and improvements, alterations, replacements and modifications thereto and (iii) the principal amount of the Indebtedness secured by such Liens shall in no case exceed 100% of the cost of the assets (or group of assets) subject thereto at the time of acquisition thereof, and provided, further that with respect to each Lien referred to in this clause (x), any extension, renewal or replacement thereof shall be permitted only to the extent that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, (xi) Liens granted by a Subsidiary of the Company in favor of the Company or another Subsidiary of the Company in respect of Indebtedness or other obligations owed by such Subsidiary to the Company or such other Subsidiary, (xii) Liens that are rights of setoff relating to deposit accounts in favor of banks and other depositary institutions arising in the ordinary of business; (xiii) Liens securing the Cargo Holdings Intercompany Loan, and (xiv) Liens on the Aeronavali Aircraft (as defined in the Credit Agreement) granted to Massachusetts Mutual Life Insurance Company, as Indemnifying Parties Representative.

(t) “Permitted Senior Indebtedness” means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto) payable by Company and/or its Subsidiaries under or in connection with the Credit Agreement, in a maximum amount not to exceed at any time the Maximum Amount.

(u) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(v) “Principal Market” means the Nasdaq National Market.

(w) “Redemption Premium” means (i) in the case of the Events of Default described in Section 3(a)(i) - (ii) and (v) - (viii), 115% or (ii) in the case of the Events of Default described in Section 3(a)(iii) - (iv), 100%.

(x) “Required Holders” means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

(y) “Securities Purchase Agreement” means that certain securities purchase agreement dated December 31, 2007 by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.

(z) “Significant Subsidiaries” means the “significant subsidiaries” as such term is used under Regulation S-X significant subsidiaries under the Securities Exchange Act of 1934, as amended.

(aa) “Subordination Agreement” means the Subordination Agreement, dated as of December 31, 2007, by and among SunTrust Bank, as Administrative Agent for the Senior Creditors (as defined in the Subordination Agreement), each of the Subordinated Creditors (as defined in the Subordination Agreement), the Company, ABX Air, Inc., CHI Acquisition Corp. and certain Subsidiaries of the Company identified therein.

(bb) “Subscription Date” means the Issuance Date set forth on the first page of this Note.

(cc) “Subsidiary” or “Subsidiaries” shall have the meaning set forth in the Securities Purchase Agreement.

(dd) “Successor Entity” means the Person, which may be the Company or ABX Holdings, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made.

(ee) “Trading Day” means any day on which the ABX Holdings Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the ABX Holdings Common Stock, then on the principal securities exchange or securities market on which the ABX Holdings Common Stock is then traded; provided that “Trading Day” shall not include any day on which the ABX Holdings Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the ABX Holdings Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(ff) Transaction Documents” shall have the meaning set forth in the Securities Purchase Agreement.

(gg) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(24) DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company, ABX Holdings or their Subsidiaries, ABX Holdings shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company, ABX Holdings or their Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company, ABX Holdings or their Subsidiaries.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

ABX AIR, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, ABX Holdings hereby executes this Note for the limited purpose of agreeing to and becoming bound by the provisions of Section 24 of this Note.

ABX HOLDINGS, INC.

By:
Name:
Title: